Exhibit 10.27

Joint Management Contract on Rapid-Growth
Eucalyptus Forest Base

Party A: Ding Hong Village, Shaping Town, Zhenfeng County, Guizhou Province
Party B: Qianxinan Aosen Forestry Company, Limited

With a view to accelerating artificial commodity forest base development, adjusting the rural industrial structure, fostering rural economic growth areas, increasing farmers’ incomes, realizing the rational utilization of barren mountains and moorlands, improving social, economic and ecological benefits and getting the masses rich, Party A and Party B, in accordance with the “Land Contracting Law of the People’s Republic of China” and relevant laws and regulations as well as the provisions of relevant state policies, Party B acquires the forest contracting right. The two parties, under the principle of impartiality, fairness and unconstraint and through consultation on equal footing, have entered into and concluded the present Contract.

One. Site of the Joint Venture and Four Boundaries

Party A will contract the land within the scope of the village and its groups to Party B for development and use. The name of the forest (small name) is Ding Hong Village, it is located at Ding Hong Village, Shaping Town and has a total area of 7395mu (seven thousand three hundred and ninety five mu), the four boundaries are: Eastern Border _________, Southern Border _________, Western Border_______________, Northern Border ______________. The ownership is clear. The detail of the four boundaries can be referred to the attached drawing.

Two. Joint Venture Term

The joint venture term is 30 years (commencing from __________and ending _________). When the joint venture term expires, the Contract will be terminated. If Party B wants to renew the joint venture after the expiration, the Contract shall remain effective after the same conditions (if the central government adjusts the terms of rural land contracting, the two parties shall settle through consultation).

Three. Purpose of Contracted Forest

The contracted forest must be used for forest production. Without prior written approval, the forest shall not be used for non-forest construction or shall not be idle or barren.

Four. Rights and Obligation of the Two Parties

(1) Rights and Obligations of Party A

1. Responsible for supplying the land. If the adjacent lands exceed 200mu, the boundaries shall be clear and free of any dispute;

2. Warrant the land ownership is clear, responsible for coordinating the land dispute;

3. Actively participate in the base management, take effective countermeasures for theft, stealing, fire, trampling by horse and cattle and artificial damage;

4. During the joint venture period, Party A has the succeeding right and supervision right;

5. Party A shall not assign the land to other persons, shall maintain the land contracting and operation rights of Party B, shall not change the land contracting and operation rights or cancel the Contract illegally.

6. Respect the independence of production and operation rights of Party B, not interfere in the normal production and operation activities carried out by Party B legally.

7. Confirm that the forest has no forest dispute in property rights, it is not used as the mortgage for debts, will be responsible for dealing with forest property rights dispute after the Contract is signed.

(2) Rights and Obligations of Party B

1. The right to use the contracted forest, operation rights, benefits rights, the right to organize production and operation independently and dispose of the forest and wood products;

2. If the certificate of contracted forest right is obtained by legitimate registration, the forest rights can be assigned, leased, be used as shares and mortgages, or circulated by other means.

3. The right to enjoy the state’s preferential policies for forest development and receive supporting funds. If the forest is requisitioned and occupied during the contracting period, Party B has the right to receive the corresponding forest and wood compensation and proportional forest land compensation.

4. Responsible for cultivating and planting nursery stock, providing fertilizer, pesticide, management and capital investment.

5. Responsible for technical directions and sales of the base;

6. Party B enjoys the property rights of the woods and independent operation rights during the contract period;

Five. Special Provisions

1. If Party A has the property rights certificate of the forest contracted by Party B, Party A and Party B shall, within _____days from the date when the Contract is signed, change the registration at the original certificate issuer by presenting forest property right certificate and Contract.

2. If Party A does not have the property rights certificate of the forest contracted by Party B, Party A and Party B shall, within ______days from the date when the Contract is signed, apply to the appropriate certificate issuer by presenting the proper documents and materials.

3. If the forest contracted by Party B is requisitioned and occupied by law during the contract period, the compensation to the forest shall be shared at the ratio of ________.

4. The forest land contracted by Party B, or the cutover land after cutting the wood legally shall be reforested within two years. In case of failure to reforest as required, Party A has the right to take back the forest contracted by Party B. In case of failure to reforest as required, Party A has the right to take back the forest contracted by Party B.

5. In the course of construction, job opportunities shall be principally provided to the joint venture households, the labor force needed shall be recruited from the joint venture household first, provided that the construction shall be safe. In the event of any (injury, disabled and death, etc) accident, the joint venture household shall bear the liability for the accident, and Party B bears no liability for that.

Six. Distribution Method

The two parties adopt the following ______means for distribution:

1. Standing timber quantity sharing approach: 20% of standing timber shall be shared by Party A, the 80% of it shall be shared by Party B, namely the 2:8 sharing;

2. Economic Benefits Distribution Method: Party A shares 20% and Party B shares 80% of the economic benefits net of the costs of cutting and transport, sale, taxes and fees, namely the 2:8 sharing;

Seven. Liabilities for Breaching

1. Party A and Party B shall, after the Contract takes effect, fulfill their respective obligations under the Contract in the principle of good faith. If either party breaches the Contract, the party shall pay the penalty to the observant party, the amount of such penalty is RMB ____________. In case of any loss of the opposite party resulting from such breaching, the breaching party shall bear the liability for compensation, the amount of compensation is ____% of the loss.

2. When force majeure or other natural disaster prevents the performance of the Contract or prevents a part of the Contract from being performed, it shall not be deemed as breaching, the liabilities of either party can be exempted or alleviated by law.

Eight. Miscellaneous Provisions

1. Any dispute arising from the conclusion, execution, performance, change and termination of the Contract shall be settled by Party A and Party B through consultation. In case no settlement can be reached through consultation, the dispute shall be referred to the villagers committee and government of the local town for mediation. In case no mediation is succesful, either party may indict to the people’s court of justice with jurisdiction.

2. The matters not provided for in the Contract shall be addressed in the supplementary agreement negotiated and signed by the two parties, the supplementary agreement signed by law bears the same legal force as the Contract does.

3. The Contract is prepared in quadruplicate, one for Party A, Party B, forest authority and notary public respectively. The Contract takes effect after it is executed by the parties hereto.

Party A (Signature and Seal):	Party B (Signature and Seal):
Ding Hong Villagers Committee, Shaping Town, Zhenfeng County	Qianxinan Aosen Forestry Company, Limited

Legal Representative: Yang Zhengbing	Legal Representative:

Date:	Date: October, 2008

Attachments:

1. List of Joint Venture Households

2. Power of Attorney of Joint Venture Households

 3. Four Boundaries

We, the whole joint venture households, hereby entrust the village cadre ______, mass representative________, on behalf of Party A, go to Notary Public of __________County along with Party B _______for notarizing Joint Venture Contract on Rapid-Growth Eucalyptus Forest Base.

Signatures of Joint Venture Households (Seal):

Name	Seal	Name	Seal	Name	Seal

   This is to certify that the above signatures and information are true.

Ding Hong Villagers Committee, Shaping Town,
Zhenfeng County (Seal)
Date:

Four Boundaries of Joint Venture Forest of Qianxinan Aosen Forestry Company, Limited and Ding Hong Village (1)

Attachment

Area	7395mu
Drawing No.	G-48-104-(29)
Drawing Name	Sha Ping

The drawing is made on the site surveying according to the given scale.             The scale: 1:10000

Four Boundaries of Joint Venture Forest of Qianxinan Aosen Forestry Company, Limited and Ding Hong Village (2)

Attachment

2

Area	4740mu
Drawing No.	0-48-104-(29)
Drawing Name	Sha Ping

The drawing is made on the site surveying according to the given scale.              The scale: 1:10000

Four Boundaries of Joint Venture Forest of Qianxinan Aosen Forestry Company, Limited and Ding Hong Village (3)

Attachment

Area	720mu
Drawing No.	6-48-104-(29)
Drawing Name	Sha Ping

The drawing is made on the site surveying according to the given scale.               The scale: 1:10000

Four Boundaries of Joint Venture Forest of Qianxinan Aosen Forestry Company, Limited and Ding Hong Village (4)

Attachment

Area	960mu
Drawing No.	0-48-104-(29)
Drawing Name	Sha Ping

The drawing is made on the site surveying according to the given scale.                The scale: 1:10000